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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                                 October 7, 1996
                                (October 2, 1996)

                Date of Report (Date of earliest event reported)

                           J.B. Poindexter & Co., Inc.

             (Exact Name of registrant as specified in its charter)


         Delaware                    33-75154                 76-0312814
 (State or other jurisdiction    (Commission File           (IRS Employer
       incorporation)                 Number)            Identification Number)
 ----------------------------    -----------------       ----------------------


                           1100 Louisiana, Suite 5400
                              Houston, Texas 77002
                                 (713) 655-9800

          (Former name or former address, if changed since last report)



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Item 4.           Changes in Company's Certifying Accountant.

(a) On October 2, 1996, the Company engaged the firm of Ernst & Young LLP as the Company's independent auditors to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1996, replacing the firm of Arthur Andersen LLP, independent auditors for the Company's consolidated financial statements for the year ended December 31, 1995, as of the completion of Arthur Andersen LLP's work for that year; such work was completed on March 29, 1996.

(b) The report of the principal auditors on the Company's consolidated financial statements for the years ended December 31, 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

(c) In connection with the audits of the Company for the years ended December 31, 1994 and 1995 and since such time, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its report.

(d) The change of independent auditors was approved by the Company's Board of Directors.

(e) The Company has requested that Arthur Andersen LLP furnish it with a letter addressed to the SEC evidencing its agreement with the statements made by the Company in this Report. A copy of that letter, dated 10/4/96, is attached as Exhibit 16.

Item 7.  Exhibits

(16)     Letter to Arthur Andersen LLP dated 10/4/96.




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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

October 4, 1996                    J.B. POINDEXTER & CO., INC.



                                   By:    S. Magee
                                          S. Magee
                                          Chief Financial Officer and Treasurer


                                   By:    R. S. Whatley
                                          R.S. Whatley
                                          Chief Accounting Officer




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                                 EXHIBIT INDEX


         (16)     Letter to Arthur Andersen LLP dated 10/4/96.